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                                                                   EXHIBIT 10.63


                                  NEWS RELEASE

For Immediate Release

November 17, 1997

Bollinger Industries, Inc.
602 Fountain Parkway
Grand Prairie, Tx  75050
Contact:  Glenn D. Bollinger, Chairman and CEO or Rose Turner, CFO (972)343-1000

BOLLINGER REPORTS RESULTS FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 1997.

Grand Prairie, Texas, November 17, 1997-From its headquarters in Grand Prairie, Texas, Bollinger Industries, Inc. today announced results of operations for the three and six months ended September 30, 1997.

Bollinger reported that sales for its second quarter were down $4.0 million, a 20.9% decrease compared to the same quarter in the previous year. The company also reported a $5.9 million decrease in its year to date sales, a 14.2% decrease compared to the prior year.

The Company reported a loss of $474,000, $0.12 per share, for the second quarter, as compared to a loss of $267,000, $0.07 per share, for the previous year. Year to date, the company reported a loss of $1,112,000, $0.28 per share, compared to a loss of $1,032,000, $0.26 per share for the prior year.

Subsequent to the end of the quarter, Bollinger announced the pending sale of its trampoline division to Hedstrom Corporation. The cash purchase price for assets, excluding accounts receivable, under the purchase agreement is $14,250,000, subject to upward or downward inventory adjustments at closing. Glenn D. Bollinger, Chairman and CEO commented on the sale: "We have been very pleased with the performance of the trampoline division over the last few years but our continuing focus will remain on fitness accessory products. This sale allows us to improve our financial position and strengthen our growth programs for the future."

Bollinger is a leading domestic supplier of consumer fitness accessories. Bollinger Fitness products are sold by leading mass market retailers and other retail outlets nationwide and overseas. The Company's stock symbol is "BOLL" and is currently traded over the counter.


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                  BOLLINGER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
     THREE AND SIX MONTHS ENDED SEPTEMBER 30, 1997, AND SEPTEMBER 29, 1996
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                   UNAUDITED

                                                         THREE MONTHS                     SIX MONTHS
                                                 -----------------------------  -----------------------------
                                                 SEPTEMBER 30,   SEPTEMBER 29,   SEPTEMBER 30,  SEPTEMBER 29,
                                                     1997            1996             1997         1996
                                                 -------------   -------------  -------------   -------------
NET SALES                                        $    15,107     $    19,093      $    35,624   $    41,527
COST OF GOODS SOLD                                    12,356          15,481           28,858        33,135
                                                 -----------     -----------      -----------   -----------
     GROSS PROFIT                                      2,751           3,612            6,766         8,392

SELLING, DISTRIBUTION, GENERAL AND
  ADMINISTRATIVE EXPENSES                              3,562           4,051            7,597         8,956
                                                 -----------     -----------      -----------   -----------
     OPERATING PROFIT (LOSS)                            (811)           (439)            (831)         (564)

INTEREST AND OTHER EXPENSE-NET                           531             635            1,149         1,275
GAIN ON SALE OF ASSETS                                  (868)             --             (869)           --
                                                 -----------     -----------      -----------   -----------

EARNINGS (LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                   (474)         (1,074)          (1,111)       (1,839)

INCOME TAX EXPENSE/(BENEFIT)                              --              --                1            --
                                                 -----------     -----------      -----------   -----------

EARNINGS (LOSS) FROM CONTINUING OPERATIONS              (474)         (1,074)          (1,112)       (1,839)

GAIN (LOSS) ON DISPOSAL OF DISCONTINUED
  HEALTHCARE OPERATION                                    --             807               --           807
                                                 -----------     -----------      -----------   -----------

     NET EARNINGS (LOSS)                         $      (474)    $      (267)     $    (1,112)  $    (1,032)
                                                 -----------     -----------      -----------   -----------

PER SHARE DATA:

  EARNINGS (LOSS) FROM CONTINUING OPERATIONS     $      (.12)    $      (.27)     $      (.28)  $      (.46)

  NET EARNINGS (LOSS)                            $      (.12)    $      (.07)     $      (.28)  $      (.26)
                                                 -----------     -----------      -----------   -----------

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES                                    4,000           4,000            4,000         4,000
                                                 -----------     -----------      -----------   -----------

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